Exhibit 99.1

                   Contango Announces Second Quarter Results

     HOUSTON--(BUSINESS WIRE)--Feb. 11, 2003--Contango Oil & Gas Company (AMEX:MCF) reported a net loss attributable to common stock for the three months ended Dec. 31, 2002 of $4.4 million, or $0.49 per basic and diluted share, compared to a net loss attributable to common stock for the three months ended Dec. 31, 2001 of $622,800, or $0.05 per basic and diluted share. Total revenues for the three months ended Dec. 31, 2002 were $7.5 million, compared to $3.8 million for the three months ended Dec. 31, 2001. EBITDAX (earnings before interest, income taxes, depreciation, depletion and amortization, impairment expense and expensed exploration expenditures) more than doubled to $5.2 million for the three months ended Dec. 31, 2002 from $2.3 million for the three months ended Dec. 31, 2001.
     The Company reported a net loss attributable to common stock for the six months ended Dec. 31, 2002 of $4.2 million, or $0.47 per basic and diluted share, compared to net income attributable to common stock for the six months ended Dec. 31, 2001 of $3.7 million, or $0.32 per basic share and $0.28 per diluted share. Total revenues for the six months ended Dec. 31, 2002 were $14.5 million, compared to $14.0 million for the six months ended Dec. 31, 2001. EBITDAX for the six months ended Dec. 31, 2002 was $10.8 million, down from EBITDAX for the six months ended Dec. 31, 2001 of $11.7 million.
     Kenneth R Peak, Contango's chairman and chief executive officer, said, "The SEC PV-10 of our onshore proved developed producing reserves as of Dec. 31, 2002 was $70.0 million, using year end prices of $4.58 per MMBtu and $31.20 per barrel for crude oil and in each case before adjusting for basis, transportation costs and btu content. We continue to focus on our strategy to grow our reserves and value through the exploration drill bit. In that regard, we have now invested $12.0 million in our offshore Gulf of Mexico exploration subsidiaries and an additional $3.6 million in acquiring and shooting seismic data onshore south Texas. Since our Company follows the successful efforts method of accounting, we have expensed $11.5 million of these investments during the first six months of this fiscal year, $9.4 million of which was expensed in the quarter ended Dec. 31, 2002."
     Mr. Peak continued, "In our offshore Gulf of Mexico exploration program, we have had three successful wells, three dry holes and are currently drilling a delineation well on our earlier discovery at Eugene Island 110. We expect to spud an exploration well at our Viosca Knoll 211 prospect prior to the end of this quarter. In our onshore exploration program, we have already identified six prospects, which we intend to drill prior to June 30, 2003. Our liquidity remains strong, with $17.0 million borrowed under our bank credit facility and an additional $9.2 million available."
     Contango is a Houston-based, independent natural gas and oil company. The Company explores, develops, produces and acquires natural gas and oil properties primarily onshore in the Gulf Coast and offshore in the Gulf of Mexico. Additional information can be found on our Web page at www.mcfx.biz.

     This news release contains forward-looking statements within the meaning of the Securities Litigation Reform Act. The statements reflect the Company's current views with respect to future events that involve risks and uncertainties including uncertainties related to successful negotiations with other parties, oil and gas exploration risks, price volatility, production levels, closing of transactions, capital availability, operational and other risks, uncertainties and factors described from time to time in the Company's publicly available SEC reports. In light of these risks and uncertainties, the forward-looking events described in this release might not occur.


                   CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                       Three Months Ended        Six Months Ended
                          December 31,             December 31,
                    ------------------------ ------------------------
                       2002         2001        2002         2001
                    ------------ ----------- ------------ -----------
REVENUES:
  Natural gas and
   oil sales         $7,714,265  $4,206,035  $14,731,758  $9,988,892
  Gain (loss) from
   hedging
   activities          (192,970)   (429,232)    (186,326)  4,054,427
                    ------------ ----------- ------------ -----------
    Total revenues    7,521,295   3,776,803   14,545,432  14,043,319
                    ------------ ----------- ------------ -----------
EXPENSES:
  Operating expenses  1,671,028   1,066,693    2,730,799   1,691,746
  Exploration
   expenses           9,368,212   1,633,223   11,908,144   2,522,836
  Depreciation,
   depletion and
   amortization       2,187,751   1,533,723    4,576,510   3,113,205
  General and
   administrative
   expense              659,751     426,094    1,073,093     805,911
                    ------------ ----------- ------------ -----------
    Total expenses   13,886,742   4,659,733   20,288,546   8,133,698
                    ------------ ----------- ------------ -----------
INCOME (LOSS) FROM
 OPERATIONS          (6,365,447)   (882,930)  (5,743,114)  5,909,621

Interest expense       (169,583)        (45)    (353,903)     (9,362)
Interest income           9,903      94,161       21,165     134,934
Gain on sale of
 assets and other             -      64,873       36,150     118,920
                   ------------ ----------- ------------ -----------
INCOME (LOSS)
 BEFORE INCOME
 TAXES               (6,525,127)   (723,941)  (6,039,702)  6,154,113

Benefit (provision)
 for income taxes     2,230,807     251,161    2,112,250  (2,156,158)
                   ------------ ----------- ------------ -----------
NET INCOME (LOSS)    (4,294,320)   (472,780)  (3,927,452)  3,997,955
Preferred stock
 dividends              150,000     150,000      300,000     300,000
                   ------------ ----------- ------------ -----------
NET INCOME (LOSS)
 ATTRIBUTABLE
 TO COMMON STOCK    $(4,444,320)  $(622,780) $(4,227,452) $3,697,955
                   ============ =========== ============ ===========
NET INCOME (LOSS)
 PER SHARE:
  Basic                  $(0.49)     $(0.05)      $(0.47)      $0.32
                   ============ =========== ============ ===========
  Diluted                $(0.49)     $(0.05)      $(0.47)      $0.28
                   ============ =========== ============ ===========
WEIGHTED AVERAGE
 COMMON SHARES
 OUTSTANDING:
  Basic               9,043,282  11,504,132    9,043,282  11,503,003
                   ============ =========== ============ ===========
  Diluted             9,043,282  11,504,132    9,043,282  14,325,108
                   ============ =========== ============ ===========


                   CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES
               PRODUCTION, PRICES, OPERATING EXPENSES AND EBITDAX

                          Three Months Ended      Six Months Ended
                             December 31,           December 31,
                        ---------------------   ----------------------
                           2002        2001       2002         2001
                        ----------  ---------   ---------   ----------
Production:
 Natural gas (thousand
  cubic feet)            1,606,846  1,467,991   3,319,914   3,018,231
 Oil and condensate
  (barrels)                 38,398     37,867      76,645      78,584
   Total (thousand cubic
    feet equivalent)     1,837,234  1,695,193   3,779,784   3,489,735

 Natural gas (thousand
  cubic feet per day)       17,466     15,956      18,043      16,403
 Oil and condensate
  (barrels per day)            417        412         417         427
   Total (thousand cubic
    feet equivalent per
    day)                    19,968     18,428      20,545      18,965

Average sales price:
 Natural gas (per
  thousand cubic feet)       $4.21      $2.45       $3.84       $2.77
 Oil and condensate (per
  barrel)                   $24.63     $17.54      $25.85      $21.18
   Total (per thousand
    cubic feet equivalent)   $4.20      $2.48       $3.90       $2.86

Operating expenses (per
 thousand cubic feet
 equivalent):
 Production and
  severance taxes            $0.31      $0.17       $0.27       $0.19
 Lease operating expense
  (before taxes)              0.60       0.46        0.45        0.30
                        ----------  ---------   ---------   ----------
   Total operating
    expenses                 $0.91      $0.63       $0.72       $0.49

Other expenses (per
 thousand cubic feet
 equivalent):
 Depreciation, depletion
  and amortization of
  natural gas and oil
  properties                 $1.17      $0.89       $1.19       $0.88
 General and
  administrative expense     $0.36      $0.25       $0.28       $0.23

EBITDAX (1)             $5,190,516 $2,348,889 $10,777,690 $11,664,582


(1) EBITDAX is defined as earnings before interest, income taxes, depreciation, depletion and amortization, impairment expense and expensed exploration expenditures.

   The following table provides our pricing and notional volumes on open commodity derivative contracts as of Feb. 10, 2003.

                                                 Strike      Quantity
        Description               Term          Price (1)       (1)
----------------------------------------------------------------------
 Natural gas swaps sold              03/2003         $4.62   8,000/day
 Natural gas puts owned              03/2003         $4.00  10,000/day
 Natural gas calls sold              03/2003         $5.25   2,000/day
 Natural gas calls sold              03/2003         $5.50   4,000/day
 Natural gas calls sold              03/2003         $5.50   2,000/day
 Natural gas calls sold              03/2003         $6.00   5,000/day
 Natural gas calls sold              04/2003         $5.75   6,000/day
 Natural gas calls sold              04/2003         $6.00   4,000/day
 Costless natural gas
  collar                   04/2003 - 10/2003 $4.50 - $6.00  10,000/day
 Natural gas calls sold    05/2003 - 07/2003         $5.25   5,000/day
 Natural gas calls sold    05/2003 - 07/2003         $5.50   5,000/day
 Natural gas puts owned    11/2003 - 12/2003         $4.00  10,000/day

(1) Prices and quantities per MMbtu.


    CONTACT: Contango Oil & Gas Company, Houston
             Kenneth R. Peak, 713/960-1901
             www.mcfx.biz